Exhibit 23.1

ELLIOTT DAVIS, LLC

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTING FIRM

We have issued our report dated February 4, 2004 accompanying the consolidated financial statements included in the Annual Report of Tidelands Bancshares, Inc. on Form 10-KSB for the year ended December 31, 2003. We hereby consent to the incorporation by reference of said report in the Registration Statement of Tidelands Bancshares, Inc. on Form S-8.

/s/ Elliott Davis, LLC

Elliott Davis, LLC
Columbia, South Carolina
December 29, 2004